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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-91218, Form S-3 No. 333-20143, Form S-8 No. 333-3310 and Form
S-8 No. 333-42735) of Jameson Inns, Inc. of our reports dated February 12, 1999, with respect to the consolidated financial statements of Jameson Inns, Inc. and February 19, 1999, except as to Note 11 as to which the date is March 15, 1999 with respect to the consolidated financial statements of Jameson Hospitality, LLC included in the Annual Report on Form 10-K of Jameson Inns, Inc. for the year ended December 31, 1998.

                                     Ernst & Young LLP

Atlanta, Georgia
March 25, 1999